                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                     SCHEDULE 14A INFORMATION



            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:


  [ ]   Preliminary Proxy Statement
  [ ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
  [x]   Definitive Proxy Statement
  [ ]   Definitive Additional Materials
  [ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                INFINITY BROADCASTING CORPORATION
         ________________________________________________
         (Name of registrant as specified in its charter)

                INFINITY BROADCASTING CORPORATION
            __________________________________________
            (Name of person(s) filing proxy statement)

Payment of filing fee (check the appropriate box):

  [ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          14a-6(j)(2) or Item 22(a)(2) of Schedule 14A
  [ ]   $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3)
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11:
     (1)   Title of each class of securities to which transaction applies:___
     (2)   Aggregate number of securities to which transaction applies:______
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_____________________________
     (4)   Proposed maximum aggregate value of transaction:__________________
     (5)   Total fee paid:___________________________________________________
  [x]   Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)   Amount previously paid: __________________________________________
     (2)   Form, Schedule or Registration Statement Number:__________________
     (3)   Filing party:_____________________________________________________
     (4)   Date filed:_______________________________________________________


                INFINITY BROADCASTING CORPORATION
                        600 Madison Avenue
                     New York, New York 10022



                                                          July 10, 1995



TO THE STOCKHOLDERS OF
  INFINITY BROADCASTING CORPORATION:

     The attached Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Infinity Broadcasting Corporation (the "Company") of written consents from the stockholders of the Company to amend ARTICLE FOUR of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company's Class A Common Stock, par value $.002 per share (the "Class A Stock"), from 75,000,000 to 200,000,000 shares.

     Under Section 242(b) of the Delaware General Corporation Law, the proposed amendment must be approved by the holders of a majority of the issued and outstanding shares of Common Stock (as defined below) voting as a single class and by the holders of a majority of the issued and outstanding shares of Class A Stock voting separately as a class. Common Stock means, collectively, the Class A Stock, the Company's Class B Common Stock, par value $.002 per share (the "Class B Stock"), and the Company's Class C Common Stock, par value $.002 per share (the "Class C Stock").

     Only stockholders of record as of the close of business on June 23, 1995, are entitled to give their consent with respect to the proposed amendment. If, within 60 days following its receipt of the first such consent, the Company receives executed consents approving the proposed amendment from the holders of a majority of the issued and outstanding shares of Common Stock voting as a single class and the holders of a majority of the issued and outstanding shares of Class A Stock voting separately as a class, and those consents have not been revoked, the stockholders of the Company will be deemed to have approved the proposed amendment to the Company's Restated Certificate of Incorporation.

     The Board of Directors recommends approval of the proposed amendment, which is more fully described in the attached Proxy Statement, and urges you to complete, sign and return the enclosed consent form at your earliest convenience.

                             By Order of the Board of Directors,



                             Michael A. Wiener
                             Co-Chairman of the Board and Secretary


                 INFINITY BROADCASTING CORPORATION
                        600 Madison Avenue
                     New York, New York 10022
                     ________________________



                          PROXY STATEMENT


                            July 10, 1995
                      _______________________


                Proposal to Increase the Number of
                       Authorized Shares of
                       Class A Common Stock

General

     The Board of Directors (the "Board of Directors") of Infinity Broadcasting Corporation (the "Company") is furnishing this Proxy Statement in connection with its solicitation of written consents from the stockholders of the Company to amend ARTICLE FOUR of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company's Class A Common Stock, par value $.002 per share (the "Class A Stock"), from 75,000,000 to 200,000,000 shares. The full text of the proposed Certificate of Amendment amending the Restated Certificate of Incorporation of the Company is set forth as Exhibit A to this Proxy Statement.

     Under Section 242(b) of the Delaware General Corporation Law (the "DGCL"), the proposed amendment must be approved by the holders of a majority of the issued and outstanding shares of Common Stock (as defined below) voting as a single class and by the holders of a majority of the issued and outstanding shares of Class A Stock voting separately as a class. Common Stock means, collectively, the Class A Stock, the Company's Class B Common Stock (the "Class B Stock"), and the Company's Class C Common Stock (the "Class C Stock").

     Stockholders of record as of the close of business on June 23, 1995, are entitled to notice of, and to give their consent with respect to, the proposed amendment. If, within 60 days following its receipt of the first such consent, the Company receives executed consents approving the proposed amendment from the holders of a majority of the issued and outstanding shares of Common Stock voting as a single class and the holders of a majority of the issued and outstanding shares of Class A Stock voting separately as a class, and those consents have not been revoked, the stockholders of the Company will be deemed to have approved the proposed amendment to the Company's Restated Certificate of Incorporation. Abstentions from voting (including broker non-votes) will have the effect of votes against the proposed amendment. In no event will the Company amend its Restated Certificate of Incorporation prior to 20 days after the mailing of this Proxy Statement to stockholders, even if the required vote of stockholders is received earlier.


     This Proxy Statement and the enclosed consent form are scheduled to be mailed to stockholders of the Company commencing on July 10, 1995.


Voting Securities

     As of the close of business on June 22,1995, 41,196,301 shares of Class A Stock, 5,550,030 shares of Class B Stock and 744,171 shares of Class C Stock were issued and outstanding. Each share of Class A Stock and Class C Stock is entitled to one vote, and each share of Class B Stock is entitled to ten votes, with respect to the proposed amendment. All of the issued and outstanding Class B Stock is held by Mel Karmazin, the Company's President and Chief Executive Officer, Gerald Carrus, the Company's Chairman of the Board and Treasurer, and Michael A. Wiener, the Company's Co-Chairman of the Board and Secretary and their Affiliates (as defined in the Company's Restated Certificate of Incorporation). The Class B Stock constitutes approximately 57% of the combined voting power of all three classes of Common Stock.

     The holders of the shares of the Class B Stock have indicated to the Board of Directors that they intend to consent to the proposed amendment to the Company's Restated Certificate of Incorporation. If such holders do consent to the proposed amendment, then the proposed amendment will be approved by the holders of a majority of the issued and outstanding shares of Common Stock voting as a single class. As a result, only the approval of the holders of a majority of the shares of Class A Stock, voting separately as a class, will be required for the approval of the proposed amendment.

Reasons for and Certain Effects of the Amendment

     The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Board of Directors the necessary flexibility to issue Class A Stock in connection with future acquisitions, financings, stock dividends and splits, employee benefits and other general corporate purposes, without the expense and delay incidental to obtaining stockholder approval in each such instance. As a result of the Company's recent 3-for-2 stock dividend, the Company has issued, or reserved for issuance, almost all of its currently existing authorized shares of Class A Stock.

     Existing stockholders do not have preemptive rights with respect to future issuances of Class A Stock by the Company and their respective interests in the Company could be diluted by such issuances with respect to earnings per share and book and market value per share.

     THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A STOCK AND RECOMMENDS THAT STOCKHOLDERS CONSENT TO THIS PROPOSAL.

                                       2

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



    The following table sets forth information concerning the beneficial ownership of the Company's common stock as of June 22, 1995, except as set forth in notes 9 and 10 below, by (1) each person known to the Company to own beneficially more than 5% of any class of Common Stock, (2) each director and nominee to serve as a director of the Company, (3) each executive officer of the Company and (4) all directors and executive officers of the Company as a group.



                               Class A Stock                Class B Stock
                        ________________________    ________________________

                                       Percent                    Percent
                                         of                          of
Name                      Shares 1     Class 1       Shares  1    Class ** 1
______________________  ___________  ___________    __________  ____________

Gerald Carrus 2 ......        -           -          2,749,518      30.8%

Michael A. Wiener 2 ..        -           -          2,389,707      26.7%

Mel Karmazin 2 .......    368,751 3       *          3,797,945 4    42.5%

Farid Suleman 2 ......    208,337 5       *              -            -

Steven A. Lerman .....        -           -              -            -

Alan R. Batkin .......     16,876 6       *              -            -

Jeffrey Sherman ......        -           -              -            -

James L. Singleton ...        -           -              -            -

James A. Stern .......        -           -              -            -

Lehman Investors 7 ...        -           -              -            -

The Putnam Advisory
  Company, Inc. 9 ....    710,363       1.7%             -            -

Putnam Investment
  Management, Inc.9 ..  4,584,173      11.1%             -            -

College Retirement
  Equities Fund 10 ...  2,804,325       6.8%             -            -

All directors and
  executive officers as a
  group (9 persons)...    593,964       1.4%         8,937,170     100.0%


                                     Class C Stock
                               ____________________________________
                                                         Percent
                                             Percent     of Total
                                                of       Voting
Name                              Shares 1   Class 1     Power 1
______________________         ____________ __________ ____________

Gerald Carrus 2 ......                -         -         28.2%

Michael A. Wiener 2 ..                -         -         24.5%

Mel Karmazin 2 .......                -         -         29.2%

Farid Suleman 2 ......                -         -            *

Steven A. Lerman .....                -         -            -

Alan R. Batkin .......                -         -            *

Jeffrey Sherman ......                -         -            -

James L. Singleton ...                -         -            -

James A. Stern .......                -         -            -

Lehman Investors 7 ...         14,147,460 8  100.00% 8    12.8%

The Putnam Advisory
  Company, Inc. 9 ....                -         -            *

Putnam Investment
  Management, Inc.9 ..                -         -          4.7%

College Retirement
  Equities Fund 10 ...                -         -          2.9%

All directors and
  executive officers as a
  group (9 persons)...                -         -         68.4%


*   Less than 1%.

** Assumes the exercise of all options and deferred shares for the purchase of Class B Shares beneficially owned. Such percentages for Messrs. Carrus and Wiener would be 49.6% and 43.1%, respectively, assuming such options and deferred shares are not exercised.

                                       3


(Notes to table from preceding page)

__________

1. The information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners. As used in the Table, "beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). For purposes of this Table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after June 22, 1995, except that "beneficial ownership" does not include the number of Class
    A Shares issuable upon conversion of Class B Shares and Class C Shares, even though Class B Shares and Class C Shares are freely convertible into Class A Shares.
2. The address of each person is Infinity Broadcasting Corporation, 600 Madison Avenue, New York, New York 10022.
3.  Includes options and warrants exercisable for 132,872 Class A Shares.
4.  Includes options and deferred shares exercisable for 3,387,140 Class B
    Shares.
5.  Includes options exercisable for 160,125 Class A Shares.
6.  Includes options exercisable for 13,500 Class A Shares.
7. The Lehman Investors consist of certain merchant banking limited partnerships, the general partners of which are subsidiaries of Lehman Brothers Holdings Inc. The address for each of the Lehman Investors is Three World Financial Center, New York, New York 10285.
8.  Includes warrants exercisable for 13,403,289 Class C Shares.
9.  Includes Class A Shares beneficially owned by the Putnam Advisory
    Company, Inc. ("PAC") and Putnam Investment Management, Inc. ("PIM") as reported to the Company on January 23, 1995. PAC and PIM are both wholly-owned subsidiaries of Putnam Investments, Inc. ("PI"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("M&MC").
    Of the 710,363 Class A Shares beneficially owned by PAC, 552,026 shares are owned with shared voting power and all are owned with shared dispositive power. Of the 4,584,173 Class A Shares beneficially owned by PIM, all are owned with shared dispositive power. M&MC disclaims beneficial ownership of the 5,294,536 Class A Shares beneficially owned by PAC and PIM. The address of PAC, PIM, and PI is One Post Office Square, Boston, Massachusetts 02109 and of M&MC is 1166 Avenue of the Americas, New York, New York 10036.
10. Includes Class A Shares beneficially owned by College Retirement Equities Fund ("CREF") as reported to the Company on February 13, 1995. The address of CREF is 730 Third Avenue, New York, New York 10017.


                          GENERAL INFORMATION

The Consent Procedure

     The Company is incorporated in Delaware and is therefore subject to the DGCL. Section 228 of the DGCL permits the stockholders of the Company to take action without a meeting if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The DGCL also provides that the minimum necessary votes must be received by the Company within 60 days of the date of the first such written consent. Accordingly, if, within 60 days following its receipt of the first written consent approving the proposed amendment, the Company receives executed consents approving the proposed amendment from the holders of a majority of the issued and outstanding shares of Common Stock voting as a single class and the holders of a majority of the issued and outstanding shares of Class A Stock voting separately as a class, and those consents have not been revoked, the stockholders will be deemed to have approved the proposed amendment. In no event will the Company amend its Restated Certificate of Incorporation prior to 20 days after the mailing of this Proxy Statement to stockholders, even if the required vote of stockholders is received earlier.


     The Board of Directors has fixed a record date for this consent solicitation of June 23, 1995. Accordingly, the enclosed consent form may only be executed by stockholders of record as of the close of business on such date.

     All written consents received by the Company, regardless of when dated, will expire unless valid, written, unrevoked consents constituting the necessary vote for approval of the proposed amendment are received by the Company within 60 days of the date of the first such consent.

     As required by the DGCL, if the proposed amendment is approved by the stockholders, the Company will promptly notify the stockholders from whom consent has not been received.

Solicitation

     In addition to solicitation by mail, written consents may be solicited in person, or by telephone or telegraph, by directors and by officers and other regular employees of the Company. All expenses in connection with the preparation of this Proxy Statement and the related solicitation of written consents will be borne by the Company.

Revocability of Consents

     A consent executed by a stockholder may be revoked at any time provided that a written, dated revocation is executed and delivered to the Company on or prior to the later of (a) the time at which the Company receives written consents sufficient to approve the proposed amendment and (b) 20 days after the mailing of this Proxy Statement to stockholders. The Company intends to amend its Restated Certificate of Incorporation as soon as practicable following the receipt of the necessary consents and the expiration of such 20-day period. A revocation may be in any written form validly signed by the stockholder as long as it clearly states that the consent previously given is no longer

effective. The revocation should be addressed to Michael A. Wiener, Secretary, Infinity Broadcasting Corporation, 600 Madison Avenue, New York, New York 10022.

Stockholder Proposals for 1996 Annual Meeting

     Under the rules of the Securities and Exchange Commission, any stockholder proposal intended for inclusion in the proxy material for the annual meeting of stockholders to be held in 1996 must be received by the Company by December 29, 1995 to be eligible for inclusion in such proxy material. Proposals should be addressed to Michael A. Wiener, Secretary, Infinity Broadcasting Corporation, 600 Madison Avenue, New York, New York 10022. Proposals must comply with the proxy rules of the Securities and Exchange Commission relating to stockholder proposals in order to be included in the proxy materials.

                             By Order of the Board of Directors,



                             Michael A. Wiener
                             Co-Chairman of the Board and Secretary


                       CERTIFICATE OF AMENDMENT

                                OF

               RESTATED CERTIFICATE OF INCORPORATION

                                OF

                 INFINITY BROADCASTING CORPORATION

         Under Section 242 of the General Corporation Law
         ________________________________________________

     Infinity Broadcasting Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name under which the Corporation originally was incorporated is Progressive Communication Corporation, and the date of filing of its original Certificate of Incorporation with the Secretary of State was June 16, 1972.

     2. Paragraph 4.1 of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

      4.1  Authorized Shares.  The total number of shares of capital stock
           _________________
   which the Corporation shall have authority to issue is 248,500,000 shares, consisting of four classes of capital stock:


           (a) 200,000,000 shares of Class A Common Stock, par value $.002 per share (the "Class A Shares");

           (b) 17,500,000 shares of Class B Common Stock, par value $.002 per share (the "Class B Shares");

           (c) 30,000,000 shares of Class C Common Stock, par value $.002 per share (the "Class C Shares"; and, together with the Class A Shares and the Class B Shares, the "Common Shares"); and

           (d) 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares").

           3. The amendment to the Restated Certificate of Incorporation of the Corporation set forth in the preceding paragraph has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval; the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present

and voted having consented in writing to the adoption of such amendment; and written notice of the adoption of such amendment by the stockholders without a meeting by less than unanimous written consent having been given to those stockholders from whom such written consent was not received.

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this certificate on the _____ day of _____________, 1995.

                             INFINITY BROADCASTING CORPORATION


                             By:_____________________________________
                                Mel Karmazin
                                President and Chief Executive Officer

ATTEST:


_____________________
Farid Suleman
Assistant Secretary


INFINITY BROADCASTING CORPORATION                                CONSENT FORM

       Consent Solicited on Behalf of the Board of Directors

     The undersigned, a stockholder of record of Infinity Broadcasting Corporation (the "Company") as of the close of business on June 23, 1995, hereby takes the following action, with respect to all stock of the Company held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents, pursuant to Section 228 of the Delaware General Corporation Law, to the amendment of the Restated Certificate of Incorporation of the Company described in the Company's Proxy Statement, dated July 10, 1995, without a meeting:

               (Place an "x" in the appropriate box)

              The Board of Directors recommends that
          stockholders CONSENT to the proposed amendment.

CONSENT [ ]            CONSENT WITHHELD [ ]               ABSTAIN [ ]

     If no box is marked with respect to the action described above, the undersigned will be deemed to have consented to the proposed amendment.


                          Dated:                                , 1995
                                _______________________________


                          ____________________________________________
                                      Signature(s)

                          Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.
